As filed with the Securities and Exchange Commission on July 27, 2005

Registration No. 333-114268

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

(Exact name of Registrant as specified in its charter)

Delaware	105 Baylis Road	11-2139466
(State or other jurisdiction of incorporation or organization)	Melville, New York 11747 (631) 777-8900 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)	(I.R.S. Employer Identification Number)

Fred Kornberg

Chairman of the Board, Chief Executive Officer and President

Comtech Telecommunications Corp.

105 Baylis Road

Melville, New York 11747

Telephone: (631) 777-8900

Fax: (631) 777-8877

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Robert A. Cantone, Esq.

Proskauer Rose LLP

1585 Broadway

New York, New York 10036

Telephone: (212) 969-3000

Fax: (212) 969-2900

Approximate date of commencement of proposed sale to the public: At such time or times after the effective date of this Registration Statement as the selling securityholders shall determine.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The Registration Fee was calculated and paid in connection with the filing of the Registration Statement on April 7, 2004.

The Registrant hereby undertakes to amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF GUARANTORS

Name	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address
Comtech Mobile Datacom Corp.	Delaware	52-2121200	20430 Century Blvd. Germantown, Maryland 20874
Comtech EFData Corp.	Delaware	86-0994808	2114 W. 7th Street Tempe, Arizona 85281
Comtech Systems, Inc.	Delaware	59-1608396	2900 Titan Row, Ste 142 Orlando, Florida 32809
Comtech AHA Corporation	Delaware	74-3049471	1126 Alturas Drive Moscow, ID 83843
Comtech Antenna Systems, Inc.	Delaware	59-2968963	3100 Communications Road St. Cloud, Florida 34769
Comtech Vipersat Networks, Inc.	Delaware	75-3103916	3089 Skyway Court Fremont, California 94539
Comtech PST Corp.	New York	11-2601146	105 Baylis Road Melville, New York 11747
Comtech Tolt Technologies, Inc.	Delaware	42-1654003	9770 44th Avenue NW Building #104 Gig Harbor, WA 98332

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-114268) (the “Registration Statement”) is being filed to revise the Registration Statement to reflect the guarantee of Comtech Tolt Technologies, Inc., a Delaware corporation, (the “New Guarantor”) under the indenture of Comtech Telecommunications Corp. (the “Registrant”) and to amend the Table of Guarantors to the Registration Statement to include the New Guarantor.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

Exhibit Number	Description of Exhibit
4.1*	Form of Certificate Evidencing Shares of Common Stock
4.2*	Indenture by and between the Registrant, the Guarantors and The Bank of New York, as trustee, dated as of January 27, 2004, including form of Note
4.2(a)	Supplemental Indenture by and between the Registrant, the Guarantors, the New Guarantor and The Bank of New York, as trustee, dated as of July 27, 2005 (filed herewith)
4.3*	Form of Note
4.4*	Registration Rights Agreement by and between the Registrant, the Guarantors and Bear, Stearns & Co. Inc., as Initial Purchaser, dated as of January 27, 2004
4.4(a)	Supplemental Registration Rights Agreement by and between the Registrant, the Guarantors and the New Guarantor, dated as of July 27, 2005 (filed herewith)
4.5*	Rights Agreement dated as of December 15, 1998 between the Registrant and American Stock Transfer and Trust Company, as Rights Agent
5.1*	Legal Opinion of Proskauer Rose LLP
12.1*	Statement regarding Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of KPMG LLP (filed herewith)
23.2*	Consent of Proskauer Rose LLP (contained in Exhibit 5.1 to the Registration Statement)
24.1*	Power of Attorney
25.1*	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as trustee (filed herewith)

_____________

* Previously filed as an exhibit to this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly authorized this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville and State of New York, on the 27th day of July, 2005.

COMTECH TELECOMMUNICATIONS CORP.

By: /s/ Fred Kornberg	.

Fred Kornberg

Chairman of the Board, Chief Executive Officer

and President

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in their respective capacities and on the respective dates set forth opposite their names.

Signature	Capacity	Date
/s/ Fred Kornberg Fred Kornberg	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	July 27, 2005
/s/ Robert G. Rouse Robert G. Rouse	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 27, 2005
* George Bugliarello	Director	July 27, 2005
* Richard L. Goldberg	Director	July 27, 2005
* Edwin Kantor	Director	July 27, 2005
* Ira Kaplan	Director	July 27, 2005
* Gerard R. Nocita	Director	July 27, 2005

*By: /s/ Robert G. Rouse Robert G. Rouse Attorney-in-Fact